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                                                                    Exhibit j(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report to Shareholders of Credit Suisse Institutional Fund, Inc.--International Focus Portfolio, Credit Suisse Institutional Fund, Inc.--Investment Grade Fixed Income Portfolio, Credit Suisse Institutional Fund, Inc.--Large Cap Value Portfolio, Credit Suisse Institutional Fund, Inc.--Select Equity Portfolio, Credit Suisse Institutional Fund, Inc.--Small Cap Growth Portfolio and Credit Suisse Institutional Fund, Inc.--Capital Appreciation Portfolio (constituting the Credit Suisse Institutional Fund, Inc.) which are also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Counsel" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Two Commerce Square
Philadelphia, Pennsylvania
February 18, 2003